UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 11, 2013 (April 11, 2013)

SUNSHINE HEART, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-35312	68-0533453
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

12988 Valley View Road

Eden Prairie, Minnesota  55344

(Address of Principal Executive Offices)  (Zip Code)

(952) 345-4200

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01   Entry into a Material Definitive Agreement.

On April 11, 2013, Sunshine Heart, Inc. (the “Company”) entered into an Underwriting Agreement (the “Underwriting Agreement”) with Canaccord Genuity Inc. (the “Underwriter”), pursuant to which the Company agreed to issue and sell 2,500,000 shares of its common stock, $0.0001 par value per share, at a public offering price of $5.25 per share (the “Offering”).   Under the terms of the Underwriting Agreement, the Company granted the Underwriter a 30-day option to purchase up to an additional 375,000 shares of the Company’s common stock solely to cover over-allotments, if any.  The Company expects to receive approximately $12.2 million in net proceeds from the Offering (excluding the over-allotment option), after underwriting discounts and estimated expenses.  The offering is scheduled to close on or about April 16, 2013, subject to customary closing conditions.

The Underwriting Agreement contains representations, warranties and covenants made by the Company that are customary for transactions of this type.  Under the terms of the Underwriting Agreement, the Company has agreed to indemnify the Underwriter against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the “Securities Act”).  In addition, pursuant to the terms of the Underwriting Agreement, the Company and its executive officers and directors have entered into agreements with the Underwriter providing that the Company and each of these persons may not, without the prior written approval of the Underwriter, subject to limited exceptions, offer, sell, transfer or otherwise dispose of the Company’s securities for a period of 90 days following the Offering.

The Offering was made pursuant to the Company’s Registration Statement on Form S-3 (Registration No. 333-187273), filed with the Securities and Exchange Commission (the “SEC”) on March 15, 2013 and declared effective by the SEC on April 5, 2013, and the related prospectus supplement dated April 11, 2013.

A copy of the Underwriting Agreement is filed as Exhibit 1.1 and is incorporated herein by reference.  The foregoing description of the Underwriting Agreement does not purport to be complete and is qualified in its entirety by reference to such exhibit.

The opinion of the Company’s counsel regarding the legality of the shares issued pursuant to the Offering is also filed as Exhibit 5.1.

Item 8.01   Other Events.

On April 11, 2013, the Company issued a press release announcing the terms of the Offering.  A copy of the press release dated April 11, 2013 is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01    Financial Statements and Exhibits.

Exhibit No.	Description
1.1	Underwriting Agreement between the Company and Canaccord Genuity Inc. dated April 11, 2013
5.1	Opinion of Honigman Miller Schwartz and Cohn LLP
23.1	Consent of Honigman Miller Schwartz and Cohn LLP (contained in Exhibit 5.1)
99.1	Press release of Sunshine Heart, Inc. dated April 11, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Dated: April 11, 2013	SUNSHINE HEART, INC.

	By:	/S/ JEFFREY S. MATHIESEN
	Name:	Jeffrey S. Mathiesen
	Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
1.1	Underwriting Agreement between the Company and Canaccord Genuity Inc. dated April 11, 2013
5.1	Opinion of Honigman Miller Schwartz and Cohn LLP
23.1	Consent of Honigman Miller Schwartz and Cohn LLP (contained in Exhibit 5.1)
99.1	Press release of Sunshine Heart, Inc. dated April 11, 2013